UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 25, 2016, Phillips Edison Grocery Center REIT I, Inc. (the “Company”) commenced a self-tender offer to purchase up to 9,300,000 shares of the Company’s common stock, par value $0.01 per share, for cash at a purchase price equal to $6.00 per share. Unless extended or withdrawn, the offer, proration period and withdrawal rights will expire at 5:00 p.m. Central Time, on Tuesday, June 7, 2016. The Company’s share repurchase program (“SRP”) has been temporarily suspended during this offer as required by Securities and Exchange Commission (“SEC”) rules. No repurchases will be made under the SRP during the offer and for 10 business days thereafter. Redemption requests that are submitted through the SRP during the offer will not be accepted for consideration. For more information about the offer, please refer to the Company’s Schedule TO, filed with the SEC and available on the SEC’s website, www.sec.gov, and also available on the “SEC Filings” section of the Company’s website, http://www.grocerycenterreit1.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Dated: April 25, 2016	By:	/s/ R. Mark Addy
R. Mark Addy
President and Chief Operating Officer